Exhibit 2.1


                            ARTICLES OF INCORPORATION


                                       OF


                            STATESIDE FUNDINGS, INC.



                                        2

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                               State of Delaware

                        Office of the Secretary of State


                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "STATESIDE FUNDINGS, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 1997, AT 9 O'CLOCK A.M.


                                         /s/ Edward J. Freel
                              [SEAL]     ---------------------------------------
                                         Edward J. Freel, Secretary of State

2835106 8100                            AUTHENTICATION:     8843557

971440241                                         DATE:     12-31-97

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   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/19/1997
   971440241 - 2835106


                           CERTIFICATE OF INCORPORATION

                                       OF

                            STATESIDE FUNDINGS, INC.

     The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

          FIRST: The name of the corporation is:

                            STATESIDE FUNDINGS, INC.

          SECOND: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

          FOURTH: The corporation shall be authorized to issue the following shares:

          Class                    Number of Shares         Par Value
          -----                    ----------------         ---------

          COMMON                   50,000,000               $.0001

          PREFERRED                10,000,000               $.0001

          FIFTH: The name and address of the incorporator are as follows:

          NAME                               ADDRESS
          ----                               -------

          Michael A. Barr                    10 Bank Street
                                             White Plains, New York 10606


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     SIXTH:  The  following  provisions  are inserted for the  management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the By-Laws so provide.

          (2) The Board of Directors shall have power without the assent or vote of the stockholders:

               (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

               (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

          (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware as amended from time to time, and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting, (or by written consent whether received directly or through a proxy) and entitled to vote theron (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

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     SEVENTH:  No  director  shall be  liable to the  corporation  or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest
extent  permitted  by  Section   102(b)(7)  and  145  of  the  Delaware  General
Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder therof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title B of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of

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creditors,  and/or on all the  stockholders  or class of  stockholders,  or this corporation, as the case may be, and also on this corporation.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     TENTH: The Company has elected to opt out of the Delaware anti-takeover statutes as those statutes are reflected in the Delaware Code Annotated and specifically in Sections 203 and 228 of that Code.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this eighteenth day of December, 1997.


                                        /s/ MICHAEL A. BARR
                                        ----------------------------------
                                        Michael A. Barr, Incorporator

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                           STATEMENT OF ORGANIZATION
                            BY THE SOLE INCORPORATOR
                                       OF
                            STATESIDE FUNDINGS, INC.

     I, the undersigned, as sole incorporator of STATESIDE FUNDINGS, INC., do hereby make the following statements to organize the corporation:

     "That the name of the corporation is:

                            STATESIDE FUNDINGS, INC.

     "That the Certificate of Incorporation was duly filed in the office of the Secretary of State of Delaware on the ninteenth day of December, 1997 and a certified copy thereof was forwarded for recordation with the Recorder of Deeds of the county in which the registered office of the corporation is located.

     "That the By-Laws which are annexed hereto are hereby adopted as the By-Laws of the corporation for the regulation of its affairs.

     "That following named person(s) shall constitute the first Board of Directors, who shall hold office until the first annual shareholders' meeting or until successors are elected and qualify:

          Nachum Blumenfrucht

     I hereby execute the Statements as sole incorporator this 19th day of December, 1997.


                                    /s/ Michael A. Barr
                                    ----------------------------------
                                    Michael A. Barr, Sole Incorporator